EXHIBIT 23.17

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No.'s 333-36519 and 333-36519-01 of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation on Form S-4 of our report dated April 10, 1996 (relating to the combined financial statements of the Ashland and Defiance Clusters), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
April 2, 1998